                                                                    Exhibit 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                ------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

   A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                     (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                ------------------

                           MDC CAPITAL FUNDING TRUST I
         (EXACT NAME OF OBLIGORS AS SPECIFIED IN THEIR TRUST AGREEMENTS)


         DELAWARE                                 TO BE APPLIED FOR
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBER)

3600 SOUTH YOSEMITE STREET
SUITE 900
DENVER, COLORADO                                         80237
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

             TRUST CAPITAL SECURITIES OF MDC CAPITAL FUNDING TRUST I

                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
         INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
         IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
         SUCH AFFILIATION.

         No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificates of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 7th day of January, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY
                        -----------------------------------------------
                           STEVEN M. WAGNER
                           FIRST VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                 January 7, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of the Amended and Restated Declaration of Trust of MDC Capital Funding Trust I, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.




                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO



                           BY:
                               ------------------------------------------------
                                    STEVEN M. WAGNER
                                    FIRST VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:    The First National Bank of Chicago Call Date: 09/30/98
                        ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Ste 0460           Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.:   0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                             DOLLAR AMOUNTS IN THOUSANDS
                                                                                           RCFD   BIL MIL THOU        C400
                                                                                         -------  -------------      -----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCFD
    a. Noninterest-bearing balances and currency and coin(1) ............................  0081     4,898,646         1.a
    b. Interest-bearing balances(2)......................................................  0071     4,612,143         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                           1754             0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)......................  1773     9,817,318         2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ..............................................................................  1350     6,071,229         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCFD
    RC-C)............................................ ...................................  2122    26,327,215         4.a
    b. LESS: Allowance for loan and lease losses..... ...................................  3123       412,850         4.b
    c. LESS: Allocated transfer risk reserve......... ...................................  3128             0         4.c
    d. Loans and leases, net of unearned income, allowance, and                     RCFD
       reserve (item 4.a minus 4.b and 4.c).......... ...................................  2125    25,914,365         4.d
5.  Trading assets (from Schedule RD-D)..................................................  3545     6,924,064         5.
6.  Premises and fixed assets (including capitalized leases) ............................  2145       731,747         6.
7.  Other real estate owned (from Schedule RC-M) ........................................  2150         6,424         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)................... ...................................  2130       153,385         8.
9.  Customers' liability to this bank on acceptances outstanding ........................  2155       352,324         9.
10. Intangible assets (from Schedule RC-M)...... ........................................  2143       295,823        10.
11. Other assets (from Schedule RC-F)........... ........................................  2160     2,193,803        11.
12. Total assets (sum of items 1 through 11).... ........................................  2170    61,971,271        12.


(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:  The First National Bank of Chicago Call Date:  09/30/98
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

SCHEDULE RC-CONTINUED


                                                                                                 DOLLAR AMOUNTS IN
                                                                                                     THOUSANDS
                                                                                                     ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1).......................................................   2200       20,965,124      13.a
       (1) Noninterest-bearing(1)........................................................   6631        9,191,662      13.a1
       (2) Interest-bearing..............................................................   6636       11,773,462      13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and .........................   RCFN
       IBFs (from Schedule RC-E, part II)... ............................................   2200       15,912,956      13.b
       (1) Noninterest bearing...........................................................   6631          475,182      13.b1
       (2) Interest-bearing..............................................................   6636       15,437,774      13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ......................................................................   RCFD 2800   4,245,925      14
15. a. Demand notes issued to the U.S. Treasury .........................................   RCON 2840     359,381      15.a
    b. Trading Liabilities(from Sechedule RC-D)..........................................   RCFD 3548   5,614,049      15.b
16. Other borrowed money: ...............................................................   RCFD
    a. With original maturity of one year or less........................................   2332        4,603,402      16.a
    b. With original  maturity of more than one year.....................................   A547          328,001      16.b
    c.With original maturity of more than three years....................................   A548          324,984      16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding .............................   2920          352,324      18.
19. Subordinated notes and debentures....................................................   3200        2,400,000      19.
20. Other liabilities (from Schedule RC-G)...............................................   2930        1,833,935      20.
21. Total liabilities (sum of items 13 through 20).......................................   2948       56,940,081      21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus........................................   3838                0      23.
24. Common stock.........................................................................   3230          200,858      24.
25. Surplus (exclude all surplus related to preferred stock) ............................   3839        3,192,857      25.
26. a. Undivided profits and capital reserves............................................   3632        1,614,511      26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities........................................................................   8434           27,815      26.b
27. Cumulative foreign currency translation adjustments..................................   3284           (4,851)     27.
28. Total equity capital (sum of items 23 through 27) ...................................   3210        5,031,190      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)................................................   3300       61,971,271      29.


Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the bank                                 Number
   by independent external Number auditors as of any date during 1996 ...................   RCFD 6724     N/A      M.1.
1 =  Independent audit of the bank conducted in accordance             4. =   Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified                external auditors (may be required by state
     public accounting firm which submits a report on the bank                chartering authority)
2 = Independent audit of the bank's parent holding company             5 =    Review of the bank's financial statements by
    conducted in accordance with generally accepted auditing                  external auditors
    standards by a certified public accounting firm which              6 =    Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                      external auditors
    (but not on the bank separately)                                   7 =    Other audit procedures (excluding tax preparation
3 = Directors' examination of the bank conducted in                           work)
    accordance with generally accepted auditing standards              8 =    No external audit work
    by a certified public accounting firm (may be required by
    state chartering authority)


---------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.